Exhibit (a)(1)(xi)

This Notice of Extension is important and requires your immediate attention. It should be read in conjunction with the Offer to Purchase and Circular dated July 20, 2010, the Notice of Variation and Extension dated August 11, 2010, the Notice of Variation dated August 31, 2010, the Notice of Variation and Extension dated October 22, 2010, the Notice of Extension dated October 29, 2010 and the Notice of Extension dated November 12, 2010. If you are in any doubt as to how to deal with it, you should consult with your investment dealer, broker, bank manager, lawyer or other professional advisor.

Neither this Notice of Extension nor the Offer to Purchase and Circular dated July 20, 2010, as amended by the Notice of Variation and Extension dated August 11, 2010, the Notice of Variation dated August 31, 2010, the Notice of Variation and Extension dated October 22, 2010, the Notice of Extension dated October 29, 2010, and as further amended by the Notice of Extension dated November 12, 2010, has been approved by any securities regulatory authority nor has any securities regulatory authority passed upon the fairness or merits of the Offer or upon the adequacy of the information contained in this document. Any representation to the contrary is an offence.

November 22, 2010

NOTICE OF EXTENSION

by

ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, ICAHN PARTNERS MASTER FUND II LP,

ICAHN PARTNERS MASTER FUND III LP, HIGH RIVER LIMITED PARTNERSHIP, ICAHN FUND S.À R.L.,

DAAZI HOLDING B.V., 7508921 CANADA INC. AND RONALD G. ATKEY, IN HIS CAPACITY AS THE SOLE

TRUSTEE OF THE LGE TRUST

in respect of their

OFFER TO PURCHASE FOR CASH

UP TO ALL of the Common Shares of

LIONS GATE ENTERTAINMENT CORP.

for U.S.$7.50 per Common Share

Icahn Partners LP, a limited partnership governed by the laws of Delaware, Icahn Partners Master Fund LP, a limited partnership governed by the laws of the Cayman Islands, Icahn Partners Master Fund II LP, a limited partnership governed by the laws of the Cayman Islands, Icahn Partners Master Fund III LP, a limited partnership governed by the laws of the Cayman Islands, High River Limited Partnership, a limited partnership governed by the laws of Delaware, Icahn Fund S.à r.l., a limited liability company governed by the laws of Luxembourg, Daazi Holding B.V., a limited liability company governed by the laws of The Netherlands, 7508921 Canada Inc., a corporation governed by the laws of Canada (collectively, the “Icahn Group”), and Ronald G. Atkey, in his capacity as the sole trustee of the LGE Trust (together with the Icahn Group, the “Offeror”), hereby give notice that they are amending their offer dated July 20, 2010, as previously amended by the Notice of Variation and Extension dated August 11, 2010, the Notice of Variation dated August 31, 2010, the Notice of Variation and Extension dated October 22, 2010, the Notice of Extension dated October 29, 2010, and as further amended by the Notice of Extension dated November 12, 2010 (the “Offer”), to purchase for cash UP TO ALL of the outstanding common shares (the “Lions Gate Shares”) of Lions Gate Entertainment Corp. (“Lions Gate”), including Lions Gate Shares which become outstanding on the exercise of outstanding options, warrants or other rights to purchase Lions Gate Shares (other than Lions Gate Shares which become outstanding on the exercise of Rights), in order to (i) extend the Offer to be open for acceptance until 11:59 p.m. (Vancouver time) on December 2, 2010 and (ii) update certain sections of the Offer.

The Offer has been extended and is now open for acceptance until 11:59 p.m. (Vancouver time) on December 2, 2010, unless further extended or withdrawn by the Offeror.

This Notice of Extension (this “Notice”) should be read in conjunction with the Offer to Purchase and Circular dated July 20, 2010 (the “Offer to Purchase and Circular”), as amended by the Notice of Variation and Extension dated August 11, 2010 (the “First Notice of Variation”), the Notice of Variation dated August 31, 2010 (the “Second Notice of Variation”), the Notice of Variation and Extension dated October 22, 2010 (the “Third Notice of Variation”), the Notice of Extension dated October 29, 2010 (the “Fourth Notice of Variation”) and as further amended by the Notice of Extension dated November 12, 2010 (the “Fifth Notice of Variation”), and the Letter of Acceptance and Transmittal and the Notice of Guaranteed Delivery that accompanied the Offer to Purchase and Circular, all the provisions of which are incorporated herein by reference (subject to the amendments thereto contained in this Notice). In this Notice, unless the context requires otherwise or unless otherwise defined herein, terms denoted by initial capital letters have the meanings set forth in the Offer to Purchase and Circular, as amended by the First Notice of Variation, the Second Notice of Variation, the Third Notice of Variation, the Fourth Notice of Variation and as further amended by the Fifth Notice of Variation.

Shareholders who have validly deposited and not withdrawn their Lions Gate Shares do not need to take further action to accept the Offer. Shareholders who wish to accept the Offer must properly complete and duly execute the Letter of Acceptance and Transmittal which accompanied the Offer to Purchase and Circular, and deposit it, at or prior to the Expiry Time, together with certificate(s) representing their Lions Gate Shares and all other required documents, with the Depositary or the U.S. Forwarding Agent in accordance with the instructions in the Letter of Acceptance and Transmittal. Alternatively, Shareholders may accept the Offer by following the procedures for (i) book-entry transfer of Lions Gate Shares described in Section 3 of the Offer to Purchase, “Manner of Acceptance — Book-entry Transfer” or (ii) guaranteed delivery described in Section 3 of the Offer to Purchase, “Manner of Acceptance — Procedure for Guaranteed Delivery”, using the Notice of Guaranteed Delivery which accompanied the Offer to Purchase and Circular, or a facsimile thereof. Persons whose Lions Gate Shares are registered in the name of a broker, dealer, bank, trust company or other nominee should contact such registered holder for assistance if they wish to accept the Offer.

Questions and requests for assistance may be directed to the Depositary, the U.S. Forwarding Agent, or the Information Agent. Their contact details are provided on the last page of this document. Additional copies of this Notice, the First Notice of Variation, the Second Notice of Variation, the Third Notice of Variation, the Fourth Notice of Variation, the Fifth Notice of Variation, the Offer to Purchase and Circular, the Letter of Acceptance and Transmittal and the Notice of Guaranteed Delivery may be obtained without charge on request from the Depositary, the U.S. Forwarding Agent or the Information Agent.

No person has been authorized to give any information or make any representation other than those contained in this Notice, the First Notice of Variation, the Second Notice of Variation, the Third Notice of Variation, the Fourth Notice of Variation, the Fifth Notice of Variation, the Offer to Purchase and Circular, the Letter of Acceptance and Transmittal, the Notice of Guaranteed Delivery and the Schedule TO filed with the SEC, as amended from time to time (“Schedule TO”), and if given or made, that information or representation must not be relied upon as having been authorized by the Offeror.

The Offer is not being made to, nor will deposits be accepted from or on behalf of, Shareholders residing in any jurisdiction in which making or accepting the Offer would violate that jurisdiction’s laws or any administrative or judicial action pursuant thereto.

FORWARD-LOOKING STATEMENTS

This Notice, the First Notice of Variation, the Second Notice of Variation, the Third Notice of Variation, the Fourth Notice of Variation, the Fifth Notice of Variation and the Offer to Purchase and Circular contain forward-looking statements that are subject to risks and are based on a number of assumptions and other factors. See “Forward-Looking Statements” in the Offer to Purchase and Circular.

NOTICE TO SHAREHOLDERS

SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN AND HIS AFFILIATES FROM THE SHAREHOLDERS OF LIONS GATE FOR USE AT ITS NEXT MEETING AT WHICH INDIVIDUALS WILL BE ELECTED TO THE BOARD OF DIRECTORS OF LIONS GATE, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO SHAREHOLDERS OF LIONS GATE AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SEC’S WEBSITE AT WWW.SEC.GOV AND ON THE SYSTEM FOR ELECTRONIC DOCUMENT ANALYSIS AND RETRIEVAL WEBSITE AT WWW.SEDAR.COM. CERTAIN INFORMATION RELATING TO PARTICIPANTS, OTHER THAN BRETT ICAHN, IN SUCH PROXY SOLICITATION IS CONTAINED IN THE SCHEDULE TO FILED WITH THE SEC ON JULY 20, 2010 AND CERTAIN INFORMATION RELATING TO BRETT ICAHN IS CONTAINED IN THE SCHEDULE 14A FILED WITH THE SEC ON JULY 20, 2010.

The enforcement by Shareholders of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP and Icahn Partners Master Fund III LP are governed by the laws of the Cayman Islands, Icahn Fund S.à r.l. is governed by the laws of Luxembourg, Daazi Holding B.V. is governed by the laws of The Netherlands, 7508921 Canada Inc. is governed by the laws of Canada, and the LGE Trust is governed by the laws of

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Ontario, that experts named in the Circular reside outside the United States and that all or a substantial portion of the assets of the Offeror and said persons may be located outside the United States. Shareholders may not be able to sue a foreign company or trust or its officers, directors or trustees in a foreign court for violations of U.S. federal or state securities laws. It may be difficult to compel a foreign company or trust and its affiliates to subject themselves to a U.S. court’s judgment.

The enforcement by Shareholders of civil liabilities under Canadian securities laws may be affected adversely by the fact that each of Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, Icahn Partners Master Fund III LP, High River Limited Partnership, Icahn Fund S.à r.l. and Daazi Holding B.V. is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada and that all or a substantial portion of the assets of the Offeror may be located outside Canada. It may not be possible for Shareholders to enforce judgments obtained in Canada against these members of the Offeror.

Shareholders should be aware that the purchase by the Offeror of the Lions Gate Shares held by them as described herein may have tax consequences both in Canada and the United States. The material tax consequences for Shareholders who are resident in, or citizens of, Canada and the United States are described in Section 15 of the Circular, “Material Canadian Federal Income Tax Considerations” and Section 16 of the Circular, “Material U.S. Federal Income Tax Considerations”, respectively.

EXCHANGE RATE INFORMATION

In this Notice, except where otherwise indicated, all references to “dollars” or “$” are in Canadian dollars. The Bank of Canada noon spot exchange rate on November 19, 2010 was U.S.$1.00 = $1.0208.

NOTICE TO HOLDERS OF OPTIONS

The Offer is made only for Lions Gate Shares and is not made for any options, warrants or other rights to acquire Lions Gate Shares. Any holder of such securities who wishes to accept the Offer must, to the extent permitted by the terms of such securities and applicable law, exercise the options, warrants or other rights in order to obtain the underlying Lions Gate Shares and then deposit those Lions Gate Shares in accordance with the Offer.

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NOTICE OF EXTENSION

November 22, 2010

TO: THE HOLDERS OF LIONS GATE SHARES

By notice to the Depositary dated November 22, 2010 and as set forth in this Notice, the Offeror has amended its offer dated July 20, 2010 (the “Original Offer”), as previously amended by the First Notice of Variation, the Second Notice of Variation, the Third Notice of Variation, the Fourth Notice of Variation and the Fifth Notice of Variation, to purchase for cash UP TO ALL of the outstanding Lions Gate Shares, including Lions Gate Shares which become outstanding on the exercise of outstanding options, warrants or other rights to purchase Lions Gate Shares (other than Lions Gate Shares which become outstanding on the exercise of Rights).

This Notice should be read in conjunction with the Offer to Purchase and Circular, the First Notice of Variation, the Second Notice of Variation, the Third Notice of Variation, the Fourth Notice of Variation, the Fifth Notice of Variation and the Letter of Acceptance and Transmittal and the Notice of Guaranteed Delivery that accompanied the Offer to Purchase and Circular (collectively, the “Offer Documents”), all the provisions of which are incorporated herein by reference, subject to the amendments thereto contained in this Notice.

In this Notice, unless the context requires otherwise or unless otherwise defined, terms denoted by initial capital letters and not defined have the meanings set forth in the Offer to Purchase and Circular, as amended by the First Notice of Variation, the Second Notice of Variation, the Third Notice of Variation, the Fourth Notice of Variation and as further amended by the Fifth Notice of Variation. References in this Notice to the “Offer” shall refer to the Original Offer, as amended by the First Notice of Variation, the Second Notice of Variation, the Third Notice of Variation, the Fourth Notice of Variation, the Fifth Notice of Variation and as further amended by this Notice.

1.	Extension of the Offer

The Offeror has amended the Offer by extending the Expiry Time for the Offer from 11:59 p.m. (Vancouver time) on November 22, 2010 to 11:59 p.m. (Vancouver time) on December 2, 2010, unless the Offer is withdrawn or further extended by the Offeror. The Expiry Time may be extended at the Offeror’s sole discretion pursuant to Section 5 of the Offer to Purchase, “Extension and Variation of the Offer”. Accordingly, the definition of “Expiry Time” in the “Glossary” section of the Offer to Purchase and Circular (found at page 15 of the Offer to Purchase and Circular) , as amended by the First Notice of Variation, the Second Notice of Variation, the Third Notice of Variation, the Fourth Notice of Variation and the Fifth Notice of Variation, is deleted and replaced with the following definition:

“Expiry Time” means, with respect to the Offer, 11:59 p.m., Vancouver time, on December 2, 2010, or such later time and date as may be fixed by the Offeror from time to time pursuant to Section 5 of the Offer to Purchase, “Extension and Variation of the Offer”.

In addition, all references to “November 22, 2010” in the Offer to Purchase and Circular, as amended by the First Notice of Variation, the Second Notice of Variation, the Third Notice of Variation, the Fourth Notice of Variation and as further amended by the Fifth Notice of Variation, the Letter of Acceptance and Transmittal, the Notice of Guaranteed Delivery and the Schedule TO filed with the SEC, are amended to refer to December 2, 2010.

2.	Recent Developments

On November 16, 2010, a panel of three judges of the British Columbia Court of Appeal (the “BCCA”) denied the Icahn Group’s application for review of the Order of Low J.A. dated November 5, 2010 dismissing the Icahn Group’s application for an order fixing a date for the hearing of its appeal from the decision of the Supreme Court of British Columbia relating to the Impugned Transactions in November 2010 or, in the alternative, an order fixing a date for the hearing of its appeal in December 2010 and directing that the 2010 annual general meeting of Shareholders be held no earlier than January 21, 2011. The result of the decision of the BCCA on November 16, 2010 is that the Icahn Group’s appeal will not be heard prior to the annual general meeting of Shareholders scheduled for December 14, 2010.

3.	Other Amendments to the Offer to Purchase and Circular

Set forth below are amendments to the Offer to Purchase and Circular that provide updated information relating, among other things, to: (i) the number of Lions Gate Shares outstanding and (ii) the Offeror’s percentage ownership of Lions Gate Shares.

Circular

The seventh and eighth paragraphs of Section 2 of the Circular, “Lions Gate” (found at page 41 of the Circular), as amended by the First Notice of Variation, are deleted in their entirety and replaced by the following:

“Lions Gate stated in its proxy statement for the 2010 annual general meeting of Shareholders filed with the SEC on November 19, 2010 that, as at November 12, 2010, Lions Gate had outstanding 136,694,840 Lions Gate Shares and stated in its Solicitation/Recommendation Statement on Schedule 14D-9 filed with the SEC on August 2, 2010 that the diluted number of Lions Gate Shares issued and outstanding assuming conversion of the Notes and the 2025 Notes of April 2009 and the issuance of Lions Gate Shares issuable upon exercise of options and upon vesting of restricted share units, would be 155,122,771. Also based on Lions Gate’s public disclosure, as at March 31, 2010, Lions Gate had outstanding no Preference Shares, which include the Series A Shares and the Series B Shares. On July 20, 2010, Lions Gate announced that it had issued 16,236,305 Lions Gate Shares to an investment fund controlled by Rachesky, a director and significant Shareholder, upon the conversion of New Notes purchased by Rachesky on July 20, 2010. The Icahn Group is disputing the validity of such issuance.

The Lions Gate Shares are listed on the NYSE under the symbol “LGF”. Lions Gate disclosed in its proxy statement for the 2010 annual general meeting of Shareholders filed with the SEC on November 19, 2010 that, as of November 12, 2010, its directors and senior officers had knowledge of certain Shareholders, including the Offeror, directly or indirectly, beneficially owning or exercising control or direction over 10% or more of the outstanding Lions Gate Shares as set forth in the table below.

Shareholder	Number of Lions Gate Shares owned as of November 12, 2010	Percent of total outstanding Lions Gate Shares as of November 12, 2010
Carl C. Icahn(a)	44,772,451	32.8%
Mark H. Rachesky, M.D.(b)	39,423,424	28.8%

(a)	As discussed above, the Icahn Group is disputing the validity of the issuance on July 20, 2010 of 16,236,305 Lions Gate Shares to an investment fund controlled by Rachesky. If this issuance is invalidated, the Icahn Group will own approximately 37.13% of the outstanding Lions Gate Shares. See Section 6 of the Circular, “Beneficial Ownership of and Trading in Lions Gate Shares”.
(b)	On July 20, 2010, 16,236,305 Lions Gate Shares were issued by Lions Gate to an investment fund controlled by Rachesky. As discussed above, the Icahn Group is disputing the validity of this issuance.”

All references in the Offer to Purchase and Circular to the percentage ownership of Lions Gate Shares by the Offeror are amended to reflect the foregoing.

The first paragraph of Section 5 of the Circular, “Source of Funds” (found at page 50 of the Circular), as amended by the First Notice of Variation and the Second Notice of Variation, is deleted in its entirety and replaced by the following:

“Lions Gate stated in its proxy statement for the 2010 annual general meeting of Shareholders filed with the SEC on November 19, 2010 that there were 136,694,840 Lions Gate Shares issued and outstanding as of November 12, 2010. In addition, Lions Gate stated in its Form 10-Q filed with the SEC on November 9, 2010 that there were approximately 3,310,000 stock options and 1,669,000 unvested restricted share units outstanding as of September 30, 2010. Based on the Offer being for UP TO ALL of the outstanding Lions Gate Shares, after giving effect to the exercise of all outstanding stock options and the vesting of outstanding restricted share units and subtracting the 16,236,305 Lions Gate Shares issued to Rachesky on July 20, 2010 (the validity of which the Icahn Group is disputing), which the Offeror has calculated to total approximately 80,795,466 Lions Gate Shares (excluding the Lions Gate Shares owned by the Offeror and Lions Gate Shares issuable on the conversion of the Notes and 2025 Notes of April 2009), the maximum amount of cash required for the purchase of Lions Gate Shares for which the Offer is made (exclusive of fees and expenses) is approximately U.S.$606 million.”

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The fourth and fifth paragraphs of Section 6 of the Circular, “Beneficial Ownership of and Trading in Lions Gate Shares” (found at pages 51 to 52 of the Circular), as amended by the First Notice of Variation, are deleted in their entirety and replaced by the following:

“As of the date of this Circular, the Offeror may be deemed to beneficially own approximately 44,772,451 Lions Gate Shares (including approximately 130,382 Lions Gate Shares that may be deemed to be beneficially owned as a result of the ownership of U.S.$1,154,000 in aggregate principal amount of 2024 Notes and U.S.$429,000 in aggregate principal amount of 2025 Notes), representing approximately 37.13% of the outstanding Lions Gate Shares (based upon the sum of (i) 136,694,840 Lions Gate Shares stated to be outstanding as of November 12, 2010 by Lions Gate in its proxy statement for the 2010 annual general meeting of Shareholders filed with the SEC on November 19, 2010, minus the 16,236,305 Lions Gate Shares issued on July 20, 2010 by Lions Gate to a director of Lions Gate because the validity of such issuance is in dispute and (ii) approximately 130,382 Lions Gate Shares that may be deemed to be outstanding pursuant to Rule 13d-3(d)(1)(i) under the Exchange Act).*** Subject to applicable law, the Offeror and its affiliates reserve the right, from time to time and at any time, (i) to acquire Lions Gate Shares, Notes and/or other equity, debt or other securities or instruments of Lions Gate or its subsidiaries (“Securities”) in the open market or otherwise, (ii) to dispose of any or all of such Securities in the open market or otherwise and (iii) to engage in any hedging or similar transactions with respect to such Securities.

As of the date of this Circular: (i) Icahn Partners LP beneficially owns 13,031,594 Lions Gate Shares (including Lions Gate Shares that may be deemed to be beneficially owned as a result of ownership of Notes) representing approximately 10.81% of those outstanding; (ii) Icahn Partners Master Fund LP beneficially owns 15,372,255 Lions Gate Shares (including Lions Gate Shares that may be deemed to be beneficially owned as a result of ownership of Notes) representing approximately 12.75% of those outstanding; (iii) Icahn Partners Master Fund II LP beneficial owns 5,381,689 Lions Gate Shares (including Lions Gate Shares that may be deemed to be beneficially owned as a result of ownership of Notes) representing approximately 4.46% of those outstanding; (iv) Icahn Partners Master Fund III LP beneficially owns 2,032,423 Lions Gate Shares (including Lions Gate Shares that may be deemed to be beneficially owned as a result of ownership of Notes) representing approximately 1.69% of those outstanding; and (v) High River Limited Partnership beneficially owns 8,954,490 Lions Gate Shares (including Lions Gate Shares that may be deemed to be beneficially owned as a result of ownership of Notes) representing approximately 7.43% of those outstanding. As a result of the relationship of Carl C. Icahn, Beckton Corp., Icahn Enterprises G.P. Inc., Icahn Enterprises Holdings L.P., IPH GP LLC, Icahn Capital LP and Icahn Offshore LP with each of Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP and Icahn Partners Master Fund III LP, each of them may be deemed to have shared voting power and shared dispositive power with Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP and Icahn Partners Master Fund III LP with regard to the Lions Gate Shares beneficially owned by Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP and Icahn Partners Master Fund III LP. As a result of the relationship of Carl C. Icahn, Beckton Corp., Icahn Enterprises G.P. Inc., Icahn Enterprises Holdings L.P., IPH GP LLC, Icahn Capital LP and Icahn Onshore LP with Icahn Partners LP, each of them may be deemed to have shared voting power and shared dispositive power with Icahn Partners LP with regard to the Lions Gate Shares beneficially owned by Icahn Partners LP. As a result of the relationship of Carl C. Icahn, Hopper Investments LLC and Barberry Corp. with High River Limited Partnership, each of them may be deemed to have shared voting power and shared dispositive power with High River Limited Partnership with regard to the Lions Gate Shares beneficially owned by High River Limited Partnership. Each of Carl C. Icahn, Beckton Corp., Icahn Enterprises G.P. Inc., Icahn Enterprises Holdings L.P., IPH GP LLC, Icahn Capital LP, Icahn Offshore LP, Icahn Onshore LP, Hopper Investments LLC and Barberry Corp. disclaims beneficial ownership of such Lions Gate Shares for all other purposes. Set forth in the table below are transactions in the Lions Gate Shares by Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, Icahn Partners Master Fund III LP or High River Limited Partnership during the 12 months prior to commencement of the Offer on the dates and for the prices indicated, all of which occurred through the facilities of the NYSE. None of Icahn Fund S.à r.l., Daazi Holding B.V., 7508921 Canada Inc. or the Trustee transacted in the Lions Gate Shares during the 12 months prior to commencement of the Offer. The purpose of the transactions set out below are indicated in the public filings made by the Offeror on the SEC’s website at www.sec.gov and on SEDAR at www.sedar.com.”

***	The indenture governing the 2024 Notes states that such Notes are convertible, at the option of the holder, into 86.9565 Lions Gate Shares per U.S.$1,000 principal amount of 2024 Notes, which is equivalent to a conversion price of approximately U.S.$11.50 per Lions Gate Share, only if certain events specified in the indenture governing such notes occur. The indenture governing the 2025 Notes states that such notes are convertible, at the option of the holder, into 70.0133 Lions Gate Shares per U.S.$1,000 principal amount of 2025 Notes, which is equivalent to a conversion price of approximately U.S.$14.28 per Lions Gate Share, at any time. Although (i) the conversion of the 2024 Notes is subject to the occurrence of events specified in the indenture governing such notes and (ii) the conversion prices of both series of notes as stated in the applicable indentures are in excess of the current market value of the Lions Gate Shares, under the Rules set forth in Regulation 13D under the Exchange Act the Offeror may be deemed to beneficially own approximately 130,382 Lions Gate Shares that may be acquired by the Offeror upon conversion of the Notes held by the Offeror.

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4.	Time for Acceptance

The Offer is open for acceptance until the Expiry Time, being 11:59 p.m. (Vancouver time) on December 2, 2010, unless withdrawn or further extended by the Offeror. The Expiry Time may be extended by the Offeror in its sole discretion as described in Section 5 of the Offer to Purchase, “Extension and Variation of the Offer”.

5.	Manner of Acceptance

Shareholders who wish to accept the Offer are referred to Section 3 of the Offer to Purchase, “Manner of Acceptance”, for a description of the alternative procedures to be followed for a valid acceptance.

6.	Withdrawal of Deposited Lions Gate Shares

Shareholders are referred to Section 6 of the Offer to Purchase, “Withdrawal of Deposited Lions Gate Shares”, for a description of the procedures for exercising the right to withdraw Lions Gate Shares deposited under the Offer.

7.	Take Up of and Payment for Deposited Lions Gate Shares

Shareholders are referred to Section 7 of the Offer to Purchase, “Take Up of and Payment for Deposited Lions Gate Shares”, for details as to the take-up of and payment for Lions Gate Shares under the Offer.

8.	Amendments to the Offer

The Offer to Purchase and Circular, the First Notice of Variation, the Second Notice of Variation, the Third Notice of Variation, the Fourth Notice of Variation, the Fifth Notice of Variation, the Letter of Acceptance and Transmittal and the Notice of Guaranteed Delivery shall be read together with this Notice in order to give effect to the amendments set forth in this Notice. Except as otherwise set forth in this Notice, the terms and conditions of the Offer and the information in the Offer to Purchase and Circular, the First Notice of Variation, the Second Notice of Variation, the Third Notice of Variation, the Fourth Notice of Variation, the Fifth Notice of Variation, the Letter of Acceptance and Transmittal and the Notice of Guaranteed Delivery continue to be applicable in all respects.

9.	Shareholders’ Statutory Rights

Securities legislation of the provinces and territories of Canada provides security holders of Lions Gate with, in addition to any other rights they may have at law, one or more rights of rescission, price revision or to damages if there is a misrepresentation in a circular or notice that is required to be delivered to those security holders. However, such rights must be exercised within prescribed time limits. Security holders should refer to the applicable provisions of the securities legislation of their province or territory for the particulars of those rights or consult a lawyer.

10.	Approvals

The contents of this Notice have been approved and the sending thereof to Shareholders has been authorized by (a) IPH GP LLC, which is the general partner of Icahn Capital LP, which is (i) the general partner of Icahn Onshore LP, which is the general partner of Icahn Partners LP and (ii) the general partner of Icahn Offshore LP, which is the general partner of each of Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP and Icahn Partners Master Fund III LP, (b) the board of directors of Barberry Corp. (the sole member of Hopper Investments LLC, which is the general partner of High River Limited Partnership), (c) the managers of Icahn Fund S.à r.l., (d) the management board of Daazi Holding B.V. and (e) the shareholders of 7508921 Canada Inc. pursuant to the provisions of a unanimous shareholders agreement.

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APPROVAL AND CERTIFICATE

DATED: November 22, 2010

The contents of this Notice of Extension have been approved, and the sending thereof by and on behalf of Icahn Partners LP to Shareholders has been authorized, by IPH GP LLC (the general partner of Icahn Capital LP, which is the general partner of Icahn Onshore LP, which is the general partner of Icahn Partners LP).

The foregoing, together with the Offer to Purchase and Circular dated July 20, 2010, as amended by the Notice of Variation and Extension dated August 11, 2010, the Notice of Variation dated August 31, 2010, the Notice of Variation and Extension dated October 22, 2010, the Notice of Extension dated October 29, 2010 and the Notice of Extension dated November 12, 2010, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

(Signed) Carl C. Icahn Chief Executive Officer Icahn Partners LP	(Signed) Irene March Chief Financial Officer Icahn Partners LP

Icahn Partners LP, by its general partner

Icahn Onshore LP, by its general partner

Icahn Capital LP, by its general partner IPH GP LLC

(Signed) Carl C. Icahn

Chief Executive Officer

APPROVAL AND CERTIFICATE

DATED: November 22, 2010

The contents of this Notice of Extension have been approved, and the sending thereof by and on behalf of Icahn Partners Master Fund LP to Shareholders has been authorized, by IPH GP LLC (the general partner of Icahn Capital LP, which is the general partner of Icahn Offshore LP, which is the general partner of Icahn Partners Master Fund LP).

The foregoing, together with the Offer to Purchase and Circular dated July 20, 2010, as amended by the Notice of Variation and Extension dated August 11, 2010, the Notice of Variation dated August 31, 2010, the Notice of Variation and Extension dated October 22, 2010, the Notice of Extension dated October 29, 2010 and the Notice of Extension dated November 12, 2010, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

(Signed) Carl C. Icahn Chief Executive Officer Icahn Partners Master Fund LP	(Signed) Irene March Chief Financial Officer Icahn Partners Master Fund LP

Icahn Partners Master Fund LP, by its general partner

Icahn Offshore LP, by its general partner

Icahn Capital LP, by its general partner IPH GP LLC

(Signed) Carl C. Icahn

Chief Executive Officer

APPROVAL AND CERTIFICATE

DATED: November 22, 2010

The contents of this Notice of Extension have been approved, and the sending thereof by and on behalf of Icahn Partners Master Fund II LP to Shareholders has been authorized, by IPH GP LLC (the general partner of Icahn Capital LP, which is the general partner of Icahn Offshore LP, which is the general partner of Icahn Partners Master Fund II LP).

The foregoing, together with the Offer to Purchase and Circular dated July 20, 2010, as amended by the Notice of Variation and Extension dated August 11, 2010, the Notice of Variation dated August 31, 2010, the Notice of Variation and Extension dated October 22, 2010, the Notice of Extension dated October 29, 2010 and the Notice of Extension dated November 12, 2010, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

(Signed) Carl C. Icahn Chief Executive Officer Icahn Partners Master Fund II LP	(Signed) Irene March Chief Financial Officer Icahn Partners Master Fund II LP

Icahn Partners Master Fund II LP, by its general partner

Icahn Offshore LP, by its general partner

Icahn Capital LP, by its general partner IPH GP LLC

(Signed) Carl C. Icahn

Chief Executive Officer

APPROVAL AND CERTIFICATE

DATED: November 22, 2010

The contents of this Notice of Extension have been approved, and the sending thereof by and on behalf of Icahn Partners Master Fund III LP to Shareholders has been authorized, by IPH GP LLC (the general partner of Icahn Capital LP, which is the general partner of Icahn Offshore LP, which is the general partner of Icahn Partners Master Fund III LP).

The foregoing, together with the Offer to Purchase and Circular dated July 20, 2010, as amended by the Notice of Variation and Extension dated August 11, 2010, the Notice of Variation dated August 31, 2010, the Notice of Variation and Extension dated October 22, 2010, the Notice of Extension dated October 29, 2010 and the Notice of Extension dated November 12, 2010, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

(Signed) Carl C. Icahn Chief Executive Officer Icahn Partners Master Fund III LP	(Signed) Irene March Chief Financial Officer Icahn Partners Master Fund III LP

Icahn Partners Master Fund III LP, by its general partner

Icahn Offshore LP, by its general partner

Icahn Capital LP, by its general partner IPH GP LLC

(Signed) Carl C. Icahn

Chief Executive Officer

APPROVAL AND CERTIFICATE

DATED: November 22, 2010

The contents of this Notice of Extension have been approved, and the sending thereof by and on behalf of High River Limited Partnership to Shareholders has been authorized, by the sole director of Barberry Corp. (the sole member of Hopper Investments LLC, which is the general partner of High River Limited Partnership).

The foregoing, together with the Offer to Purchase and Circular dated July 20, 2010, as amended by the Notice of Variation and Extension dated August 11, 2010, the Notice of Variation dated August 31, 2010, the Notice of Variation and Extension dated October 22, 2010, the Notice of Extension dated October 29, 2010 and the Notice of Extension dated November 12, 2010, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

(Signed) Carl C. Icahn Director and President Barberry Corp.	(Signed) Keith Cozza Secretary and Treasurer Barberry Corp.

(Signed) Vincent J. Intrieri

Vice President

Barberry Corp.

APPROVAL AND CERTIFICATE

DATED: November 22, 2010

The contents of this Notice of Extension have been approved, and the sending thereof by and on behalf of Icahn Fund S.à r.l. to Shareholders has been authorized, by the managers of Icahn Fund S.à r.l.

The foregoing, together with the Offer to Purchase and Circular dated July 20, 2010, as amended by the Notice of Variation and Extension dated August 11, 2010, the Notice of Variation dated August 31, 2010, the Notice of Variation and Extension dated October 22, 2010, the Notice of Extension dated October 29, 2010 and the Notice of Extension dated November 12, 2010, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

(Signed) Keith Cozza Chief Executive Officer Icahn Fund S.à r.l.	(Signed) Irene March Chief Financial Officer Icahn Fund S.à r.l.

(Signed) Daniel A. Ninivaggi Manager Icahn Fund S.à r.l.	(Signed) Vincent Intrieri Manager Icahn Fund S.à r.l.

APPROVAL AND CERTIFICATE

DATED: November 22, 2010

The contents of this Notice of Extension have been approved, and the sending thereof by and on behalf of Daazi Holding B.V. to Shareholders has been authorized, by the management board of Daazi Holding B.V.

The foregoing, together with the Offer to Purchase and Circular dated July 20, 2010, as amended by the Notice of Variation and Extension dated August 11, 2010, the Notice of Variation dated August 31, 2010, the Notice of Variation and Extension dated October 22, 2010, the Notice of Extension dated October 29, 2010 and the Notice of Extension dated November 12, 2010, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

(Signed) Keith Cozza Chief Executive Officer Daazi Holding B.V.	(Signed) Irene March Chief Financial Officer Daazi Holding B.V.

(Signed) Daniel A. Ninivaggi Managing Director Daazi Holding B.V.	(Signed) Vincent Intrieri Managing Director Daazi Holding B.V.

APPROVAL AND CERTIFICATE

DATED: November 22, 2010

The contents of this Notice of Extension have been approved, and the sending thereof by and on behalf of 7508921 Canada Inc. to Shareholders has been authorized, by the shareholders of 7508921 Canada Inc. pursuant to the provisions of a unanimous shareholders agreement.

The foregoing, together with the Offer to Purchase and Circular dated July 20, 2010, as amended by the Notice of Variation and Extension dated August 11, 2010, the Notice of Variation dated August 31, 2010, the Notice of Variation and Extension dated October 22, 2010, the Notice of Extension dated October 29, 2010 and the Notice of Extension dated November 12, 2010, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

(Signed) Keith Cozza Chief Executive Officer 7508921 Canada Inc.	(Signed) Irene March Chief Financial Officer 7508921 Canada Inc.

(Signed) David Hanick

Director

7508921 Canada Inc.

CERTIFICATE

DATED: November 22, 2010

The foregoing, together with the Offer to Purchase and Circular dated July 20, 2010, as amended by the Notice of Variation and Extension dated August 11, 2010, the Notice of Variation dated August 31, 2010, the Notice of Variation and Extension dated October 22, 2010, the Notice of Extension dated October 29, 2010 and the Notice of Extension dated November 12, 2010, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

(Signed) Carl C. Icahn

CERTIFICATE

DATED: November 22, 2010

The foregoing, together with the Offer to Purchase and Circular dated July 20, 2010, as amended by the Notice of Variation and Extension dated August 11, 2010, the Notice of Variation dated August 31, 2010, the Notice of Variation and Extension dated October 22, 2010, the Notice of Extension dated October 29, 2010 and the Notice of Extension dated November 12, 2010, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

(Signed) Ronald G. Atkey

in his capacity as the sole trustee of

the LGE Trust

The Information Agent is:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Banks and Brokers call:

(212) 269-5550

All Others Call Toll-free:

(800) 859-8511

The Depositary for the Offer is:

Computershare Investor Services Inc.

TORONTO

By Mail	By Registered Mail, Hand or by Courier
P.O. Box 7021 31 Adelaide Street East Toronto, ON M5C 3H2 Attention: Corporate Actions	100 University Avenue 9th Floor Toronto, ON M5J 2Y1 Attention: Corporate Actions

VANCOUVER

By Registered Mail, Hand or by Courier

510 Burrard Street

2nd Floor

Vancouver, BC V6C 3B9

Toll Free (North America): 1-800-564-6253

Overseas: 1-514-982-7555

E-Mail: corporateactions@computershare.com

Fax: 1-905-771-4082

The U.S. Forwarding Agent is:

Computershare Trust Company, N.A.

By Mail	By Hand or by Courier
Attention: Corp Act CPU Canada P.O. Box 43011 Providence, RI 02940-3014	Attention: Corp Act CPU Canada 250 Royall Street Canton, MA 02021

Toll Free (North America): 1-800-564-6253

Any questions and requests for assistance may be directed by Shareholders to the Depositary, the U.S. Forwarding Agent or the Information Agent at their respective telephone numbers and locations set out above.